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                                                          EXHIBIT 10(iii)(A)(xi)










                               CVS CORPORATION
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                      Deferred Stock Compensation Plan
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                               CVS CORPORATION
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                      Deferred Stock Compensation Plan
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
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

1.   Purposes ......................................................   1

2.   Definitions ...................................................   1

3.   Administration ................................................   2

4.   Participation .................................................   3

5.   Deferrals .....................................................   3

6.   Deferral Accounts .............................................   4

7.   Settlement of Deferral Accounts ...............................   5

8.   Provisions Relating to Section 16 of the Exchange Act
     and Section 162(m) of the Code ................................   6

9.   Statements ....................................................   6

10.  Sources of Stock:  Limitation on Amount of
     Stock-Denominated Deferrals ...................................   6

11.  Amendment/Termination .........................................   6

12.  General Provisions ............................................   6

13.  Effective Date ................................................   8



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                               CVS CORPORATION
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                      Deferred Stock Compensation Plan
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     1.   Purposes.  The purposes of this Deferred Stock Compensation Plan
(the "Plan") are to provide certain highly compensated employees of CVS Corporation (the "Company") and its subsidiaries with the opportunity to elect to defer receipt of shares of Stock under certain Stock-based compensation plans or arrangements.

     2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

          (a) "Administrator" shall mean the Deferred Stock Compensation Committee set forth in Section 3(b) to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 8.

          (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

          (c) "Change in Control" shall have the meaning given to such term in the CVS Corporation 1997 Incentive Compensation Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

          (e) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or any other directors of the Company designated as the Committee. Except as may be otherwise required under Section 8 or by applicable law, any function of the Committee may be delegated to the Administrator.

          (f) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for Stock deferrals by a Participant, as described in Section 6. A Deferral Account will be maintained solely as a bookkeeping entry by the Company to evidence unfunded obligations of the Company.

          (g) "Deferred Stock" shall mean a right to receive Stock at the end of a specified deferral period.

          (h) "Disability" shall have the meaning given to such term in the Company's Long-Term Disability Plan.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

          (j) "Participant" shall mean any employee of the Company or any subsidiary who is designated by the Committee as an eligible Participant in the Plan and who participates or makes an election to participate in the Plan.

          (k) "Retirement" shall mean a Participant's voluntary termination of employment (i) at or after attaining age 60 or (ii) at or after attaining age 55, but prior to attaining age 60, if such termination is approved in advance by the Committee.

          (l) "Stock" shall mean CVS Corporation Common Stock, or any other equity securities of the Company designated by the Committee.

          (m) "Trust" shall mean any trust or trusts established or designated by the Company to hold Stock or other assets in connection with the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

          (n)  "Trustee" shall mean the trustee of a Trust.

          (o) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

     3.   Administration.

          (a) Authority. Both the Committee and the Administrator (subject to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

          (b) Administrator. The Deferred Stock Compensation Committee shall consist of such number of members as shall be determined by the Committee, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Committee. Any member of the Deferred Stock Compensation Committee may resign at any time. No member of the Deferred Stock Compensation Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The members of the Deferred Stock Compensation Committee shall not receive any special compensation for serving in their capacities as members of the Deferred Stock Compensation Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Deferred Stock Compensation Committee or any member thereof in any jurisdiction.

          (c) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

     4. Participation. The Administrator will notify each person of his or her participation or eligibility to participate in the Plan not later than 15 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

     5. Deferrals. To the extent authorized by the Committee, a Participant may elect to defer any award or other compensation which is in the form of Stock or units denominated in Stock to be received from the Company or a subsidiary, including shares issuable in connection with annual incentive awards, long term awards or stock option exercises; provided, however, that a Participant who is an employee of the Company or a subsidiary may defer, with respect to a given year, receipt of only that portion of the Participant's compensation that exceeds the FICA maximum taxable wage base plus the amount necessary to satisfy Medicare and all other payroll taxes (other than Federal, state or local income tax withholding) imposed on the wages of such Participant from the Company and its subsidiaries. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of the Stock-denominated award or other compensation is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator.

          (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Committee and/or the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later election form; provided, further, that, unless otherwise approved by the Committee, any election to further defer amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable.

          (b) Date of Election. An election to defer Stock-denominated awards or other compensation hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer Stock-denominated awards or other compensation to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such Stock-denominated awards or other compensation.

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     6.   Deferral Accounts.

          (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of Stock-denominated awards or other compensation deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. Unless otherwise determined by the Administrator, shares will be credited to the Participant's Deferral Account as units of Deferred Stock (as opposed to cash amounts valued by reference to the market price of Stock). With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator, in its sole discretion, shall either pay such fractional shares to the Participant in cash, credit the Deferral Account with cash in lieu of depositing fractional shares into the Deferral Account, or credit the Deferral Account with a fraction of a share calculated to at least three decimal places.

          (b) Deferred Stock As Sole Investment Vehicle. Amounts credited as Deferred Stock to a Participant's Deferral Account may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferral Account is settled in accordance with Section 7.

          (c) Dividend Equivalents. Except as provided in Section 6(d), dividend equivalents will be credited on Deferred Stock credited to a Participant's Deferral Account as follows:

          (i) Cash and Non-Stock Dividends. If the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by (B) the amount of cash plus the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Stock at such payment date.

          (ii) Stock Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to the Participant's Deferral Account as of the payment date for such dividend or forward Stock split equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or split, multiplied by (B) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

          (d) Trusts. The Committee may, in its discretion, establish one or more Trusts (including sub-accounts under such Trusts), and deposit therein shares of Stock equal in number to the number of shares of Deferred Stock then credited to a Participant's Deferral Account (or a specified subaccount). In such case, the provisions of Section 6(c) notwithstanding, the dividend equivalents payable on the Participant's Deferred Stock shall be equal to the actual dividends paid on the shares deposited in such Trust (which dividends shall be reinvested by the Trustee in additional shares of Stock), and shares may be delivered in settlement of the Participant's Deferred Stock from the assets in such Trusts. The Participant's rights with respect to directing the voting of shares held in such Trust or otherwise relating to such shares shall be determined by the Administrator in its discretion.

          (e) Cashless Exercise. If and to the extent permitted by the Committee, and subject to such terms and conditions as may be established by the Committee from time to time, a Participant may submit a request to the Administrator to surrender (or constructively surrender) Deferred Stock credited to his or her Deferral Account to pay the purchase price of any stock option granted to the Participant under another Company plan, program or arrangement, which request the Administrator may approve in its discretion.

     7.   Settlement of Deferral Accounts.

          (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by delivery of shares of Stock, including shares of Stock delivered out of the assets of the Trust.

          (b) Forfeited Stock. To the extent that Stock (i) is deposited in a Trust pursuant to Section 6 in connection with a deferral of Stock or a Stock-denominated award under another plan, program, employment agreement or other arrangement and (ii) is forfeited pursuant to the terms of such plan, program, agreement or arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends thereon) or other award or amount, or proceeds thereof.
 Any Stock or Stock-denominated awards (and proceeds thereof) forfeited shall be returned to the Company.

          (c) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, or earlier in the following circumstances:

          (i) In the event of termination of employment for reasons other than Retirement or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following such termination, unless otherwise determined by the Administrator; or

          (ii) In the event of a Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following such Change in Control.

          (d) Financial Emergency and Other Payments. Other provisions of the Plan (except Section 8) notwithstanding, if, upon the written application of a Participant, the Committee determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

     8. Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code.

          (a) Compliance with Section 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act, the Committee and Administrator shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from or otherwise not subject to liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice is given to the Participant regarding the non-exempt nature of such transaction.

          (b) Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and regulations thereunder, which compensation constitutes "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of payout, be so disqualified.

     9. Statements. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

     10. Sources of Stock: Limitation on Amount of Stock-Denominated Deferrals. If shares of Stock are deposited under the Plan in a Trust pursuant to Section 6 in connection with a deferral of a Stock-denominated award under another plan, program, employment agreement or other arrangement that provides for the issuance of shares, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement. Shares of Stock actually delivered in settlement of Deferral Accounts shall be originally issued shares or treasury shares, in the discretion of the Committee.

     11. Amendment/Termination. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan (in whole or in part) and distribute to Participants (in whole or in part) the amounts credited to their Deferral Accounts.

     12.  General Provisions.

          (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her

Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

          (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the awards or other compensation deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Stock, the amounts paid shall be deemed to relate to the Stock credited to the account at the earliest time.

          (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any applicable state securities laws, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

          (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock-denominated units or other amounts to a Deferral Account, or the creation of any Trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          (f) Tax Withholding. The Company and any subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under any plan, program, employment agreement or other arrangement may be withheld only in accordance with the terms of such plan, program, employment agreement or other arrangement and any applicable rules, regulations, or resolutions thereunder.

          (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

          (h) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

          (i) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Administrator or the Committee to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Administrator or the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares of Stock to be issued upon settlement of Deferred Stock then credited to a Deferral Account under the Plan.

          (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

          (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

          (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

     13.  Effective Date.  The Plan shall be effective as of September 10,
1997.